EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

BT Brands, Inc.:

We have issued or report dated March 16, 2022 with respect to the consolidated financial statements of BT Brands, Inc. included in the annual report on the Form 10K for the fiscal year ended January 2, 2022. We hereby consent to the incorporation by reference of said report in the Registration Statement of BT Brands, Inc. on Form S-8 (File No. 333-235381, effective December 6, 2019).

Minneapolis, Minnesota

March 16, 2022